AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

This Agreement, dated as of September 5, 2006, shall serve as Amendment No. 1 to that certain Securities Purchase Agreement (the "**Purchase Agreement**"), dated as of November 14, 2005, by and among Advanced BioPhotonics Inc., a Delaware corporation (the "**Company**"), with its headquarters located at 125 Wilbur Place, Suite 120, Bohemia, NY 11716, and each of the Buyers set forth in the Agreement. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

BACKGROUND

WHEREAS, the Company and the Buyers entered into the Purchase Agreement for the purchase and sale of (i) 8% secured convertible Notes of the Company in the aggregate principal amount of Four Million Dollars ($4,000,000), convertible into shares of Common Stock of the Company, upon the terms and subject to the limitations and conditions set forth in such Notes and (ii) Warrants to purchase 4,000,000 shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Warrants;

WHEREAS, the Company and the Buyers wish to amend certain terms of the Purchase Agreement to reduce the aggregate purchase price from Four Million Dollars ($4,000,000) to Three Million One Hundred Thousand Dollars ($3,100,000) and to reduce the total Warrants to be issued by the Company to the Buyers from an aggregate of 4,000,000 to 3,100,000;

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering Amendment No. 1, dated as of the date hereof, to the Registration Rights Agreement dated as of November 14, 2005; and

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1.
THE AGREEMENTS

Subject to the terms and conditions set forth in this Agreement and the Transaction Documents, the Company and the Buyers hereby agree to execute this Agreement containing the following provisions which shall be effective as of the date hereof:

1.1 "WHEREAS" clause "B." of the Purchase Agreement shall be amended to reduce the aggregate purchase price from Four Million Dollars ($4,000,000) to Three Million One Hundred Thousand Dollars ($3,100,000) and to reduce the total Warrants to be issued by the Company to the Buyers from an aggregate of 4,000,000 to 3,100,000.

1.2 Section 4(l) of the Purchase Agreement is hereby amended in its entirety to provide as follows:

"**Subsequent Investment**. Upon the filing by the Company of the Registration Statement on December 22, 2005 pursuant to the Registration Rights Agreement (the "**Filing Date**"), the Buyers purchased additional Notes (the "**Filing Notes**") in the aggregate principal amount of One Million Dollars ($1,000,000) and additional warrants (the "**Filing Warrants**") to purchase an aggregate of 1,000,000 shares of Common Stock, for an aggregate purchase price of One Million Dollars ($1,000,000). In addition, , the Buyers purchased additional notes (the "**Additional Notes**") in the aggregate principal amount of One Million One Hundred Thousand Dollars ($1,100,000) and additional warrants (the "**Effectiveness Warrants**" and, collectively with the Filing Warrants, the "**Additional Warrants**") to purchase an aggregate of 1,100,000 shares of Common Stock, for an aggregate purchase price of One Million One Hundred Thousand Dollars ($1,100,000) on May 10, 2006 and August 10, 2006. The terms of the Additional Notes and the Additional Warrants are identical to the terms of the Notes and Warrants, as the case may be, to be issued on the Closing Date. The Common Stock underlying the Additional Notes (as defined in the Registration Rights Agreement) and shall be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement."

ARTICLE 2.
GENERAL PROVISIONS

2.1 Specific Performance. The parties hereto acknowledge and agree that the breach of this Agreement would cause irreparable damage to the non-breaching parties and that the non-breaching parties will not have an adequate remedy at law. Therefore, the obligations of each of the parties under this Agreement, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

2.2 Further Assurances. The parties hereto each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

2.4 Headings. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

2.5 Binding Effect. This Agreement is irrevocable and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as set forth herein, all other provisions of the Purchase Agreement shall remain in full force and effect.

2.6 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

[Signature Page Follows]

ACCEPTED AND AGREED:

ADVANCED BIOPHOTONICS INC.

By: ______________________________
Denis O'Connor
Chief Executive Officer

AJW PARTNERS, LLC
By: SMS Group, LLC

By: ______________________________
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By: First Street Manager II, LLC

By: ______________________________
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

By: ______________________________
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC

By: ______________________________
Corey S. Ribotsky
Manager